EMPLOYMENT AGREEMENT
                         --------------------

     THIS EMPLOYMENT AGREEMENT is entered into February 23, 1996, but effective March 25, 1996, between Basin Exploration, Inc., a Delaware Corporation (the "Corporation"), and Thomas J. Corley (the "Officer").

                                RECITAL
                                -------

     The Officer has accepted the Corporation's appointment as the Corporation's Vice President - Engineering & Production, and the
Corporation and the Officer desire to set forth herein the terms and conditions of his employment.

                               AGREEMENT
                               ---------

     The parties hereto agree as follows:

1.        Agreement to Serve.
          ------------------

     a.        Title.  The Corporation shall employ the Officer and
               -----
          the Officer shall serve in the employ of the Corporation as its Vice President - Engineering & Production and other executive offices as shall be designated by the Board of Directors during the term of the Officer's employment hereunder.

     b.        Duties.  The Officer shall assume and discharge the
               ------
          responsibilities of the Vice President - Engineering & Production, as well as such other responsibilities as may be assigned to him by the Board of Directors (the "Board") of the Corporation and as are appropriate to the offices he holds. Such responsibilities shall include, without limitation, responsibility for overseeing the engineering, operations and acquisition functions of the Corporation.
          The Officer shall perform his responsibilities to the best of his abilities and shall devote his entire business time and attention to the good faith performance of his responsibilities. The Officer shall report to the Corporation's Chief Executive Officer unless otherwise directed by the Chief Executive Officer. The Officer's principal place of business with respect to his services to the Corporation shall be at its offices located in Denver, Colorado.

2.        Terms of Employment.
          -------------------

     a.        Basic Term.  The term of the Officer's employment under
               ----------
          this Agreement (the "Term") shall commence on March 25, 1996 and end on March 24, 1999. After the Term, if the Officer continues as the Vice President - Engineering & Production of the Corporation, the Corporation will enter into a separate agreement to provide protection against termination in the event of a Change of Control, with compensation no less favorable to the Officer than the compensation provided for in Sections 2.g., 4.a.(1), 4.a.(3), 4.a.(4) and 4.a.(5) of
          this Agreement or the compensation provided for in the change of control agreements accorded other vice presidents of the Corporation. The Officer has the right to elect which arrangement shall apply.

     b.        Termination for Cause.  The Corporation shall have the
               ---------------------
          right to terminate the Officer for cause and said termination shall be effected by written notification to Officer. Grounds for termination for cause shall include only, (i) the Officer's material breach of any terms of this Agreement, if such material breach has not been substantially cured within thirty (30) days following written notice to the Officer from the Corporation of such breach setting forth with specificity the nature of the breach or, if cure cannot reasonably be effected within such 30-day period, if the Officer does not commence such cure within such 30-day period and thereafter pursue such cure continuously and with due diligence until cure has been effected; (ii) the Officer's willful dishonesty towards, fraud upon, felony crime against, deliberate material injury or material bad faith action with respect to, or deliberate or attempted injury to the Corporation; or (iii) the Officer's conviction for any felony crime (whether in connection with the Corporation's affairs or otherwise).

     c.        Termination without Cause.  The Corporation shall have
               -------------------------
          the right, upon 30 days written notification to the Officer, to terminate the Officer's employment without cause. The Officer shall have the right, upon 30 days written notification to the Corporation, to terminate the Officer's employment for Good Reason (as defined in Section 2.g.(a)). Upon any termination by the Corporation without cause or termination by the Officer for Good Reason in the absence of a Change in Control, (i) the Officer shall be paid all accrued salary, vested deferred compensation (other than pension plan or profit-sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any plans of the Corporation in which the Officer is a participant, accrued vacation pay and any appropriate business expenses incurred by the Officer in connection with his duties hereunder, all to the effective date of termination ("Accrued Compensation"), and all compensation provided for in Section 4.a.(2) and (ii) the Corporation shall accelerate the exercise dates of any outstanding options of the Officer or make all of the Officer's options fully vested and exercisable.

     d.        Disability.  If, during the Term of this Agreement, the
               ----------
          Officer, in the reasonable judgment of the Chief Executive Officer of the Corporation after consultation with an independent physician selected by the Officer and the Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental disability, which condition renders the Officer incapable of performing the duties of his office, and such condition continues for a period of more than six (6) consecutive months or for a total of six months during any 12-month period, the Corporation shall have the right to terminate the Officer's employment hereunder by written notification to the Officer and payment to the Officer of all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, without prejudice to his claims for payments from any benefit plans.

     e.        Death.  In the event of the Officer's death during the
               -----
          Term of this Agreement, the Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs, and the Corporation shall pay to his estate all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, unless provided by a welfare benefit plan for which the Officer is eligible as an employee of the Corporation or as otherwise provided by law (i.e. workers compensation law).

     f.        Voluntary Termination.  In the event Sections 2.b.,
               ---------------------
          2.c., 2.g. and 2.h. are not applicable, the Officer may, upon 30 days written notification to the Corporation, voluntarily terminate his employment hereunder. Upon the date of termination of his employment, the Corporation shall immediately pay all Accrued Compensation to the date of termination, but no other compensation or reimbursement of any kind, including, without limitation, the compensation contemplated by Article 4.

     g.        Termination upon a Change in Control.  In the event of
               ------------------------------------
          a Termination Upon a Change in Control, the Officer shall immediately be paid all Accrued Compensation and the severance compensation provided for in Section 4.a.(3). "Termination Upon a Change in Control" shall mean a termination by the Corporation without Cause or a termination by the Officer for Good Reason (as defined below) of the Officer's employment with the Corporation, in each case following a "Change in Control" (as defined below).

               (a) For purposes of this Agreement "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent):

          i. the assignment to the Officer by the Corporation of any duties inconsistent with, or a substantial alteration in the nature or status of, the Officer's responsibilities as contemplated by Section 1.b. of this Agreement;

          ii. a reduction by the Corporation in the Officer's compensation, benefits or perquisites as in effect during the Term of this Agreement;

          iii. a relocation of the Corporation's principal offices to a location outside Denver, Colorado, or the Officer's relocation to any place other than the offices of the Corporation located in Denver, Colorado, except for reasonably required travel by the Officer on the Corporation's business to an extent substantially consistent with the Officer's business travel obligations immediately preceding the Change of Control;

          iv. any material breach by the Corporation of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by the Officer to the Corporation of such breach setting forth with specificity the nature of the breach; or

          v. any failure by the Corporation to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Corporation.

               (b) For purposes of this Agreement, "Change in Control" shall mean the following:

                    (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or Mr. Michael Smith (or his affiliates or associates) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than thirty-three and one-third percent (33-1/3%) of the then outstanding voting stock of the Corporation; or

                    (ii) Individuals who, as of the date hereof, constitute the Board (and any new director whose election by the Board or whose nomination for election by the Corporation's stockholders is approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election is subsequently so approved) cease for any reason to constitute a majority thereof; or

                    (iii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; provided, however, that if the merger, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred.

               (c) Notwithstanding anything else in this Agreement, solely in the event of a Termination Upon a Change in Control pursuant to Section 2.g., the aggregate of the amount of severance compensation paid to the Officer under this Agreement or otherwise, but exclusive of any payments to the Officer by virtue of the Officer's exercise of any right or payment of any kind under the Equity Incentive Plan upon a Change in Control, shall not include any amount that the Corporation is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

     h.        Termination on Termination of Employment by Michael S.
               ------------------------------------------------------
          Smith as Chief Executive Officer.  In the event of Michael
          --------------------------------
          S. Smith's voluntary termination of his employment as Chief Executive Officer or the termination of his employment as Chief Executive Officer in the event of a Change of Control, the Officer shall have the right to terminate his employment for a period of 120 days from the date of termination of Mr. Smith's employment as Chief Executive Officer, upon 30 days written notification to the Corporation.

3.        Compensation.
          ------------

     a.        Base Salary.  The Corporation agrees to pay the
               -----------
          Officer for his services hereunder a salary at the rate of $11,666.66 per month during the first 12 months of the Term; $12,083.33 per month during the second 12 months of the
          Term: and $12,500.00 per month during the balance of the Term ("Base Salary") payable in equal semimonthly installments until March 24, 1999.

     b.        Benefits.  The Officer shall be entitled to participate
               --------
          in any of the Corporation's benefit and deferred compensation plans as are from time to time available to the officers of the Corporation, including the Corporation's 401(k) plan, medical and dental plans, and life and disability insurance plans (provided, however, that the Officer's benefits may be modified or the Officer may be denied participation in any such plan because of a condition or restriction imposed by law or regulation or third-party insurer or other provider relating to participation of officers).

     c.        Bonus.  The Officer shall be entitled to participate in
               -----
          the Corporation's bonus program applicable to other officers and employees of the Corporation. The parties intend and anticipate that the Corporation will have a bonus program based on the success of the Corporation in meeting its goals for each year; however, nothing in this Section 3.c. shall be construed as obligating the Corporation either to provide a bonus program for any year or to award a bonus to the Officer.

     d.        Stock Options.   The Officer shall be granted an option
               -------------
          under the Corporation's Equity Incentive Plan to purchase 60,000 shares of the Corporation's common stock, at a purchase price equal to the fair market value of the common stock on February 18, 1996 ($3.875), to vest in three equal installments over the three year period commencing March 1, 1996, to be exercisable for the Term of this Agreement (to the extent vested at termination) and to have a term of ten years. The exercise price may be paid by delivery to the Corporation of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Corporation the amount of the proceeds of the sale of all or a portion of the shares of stock or of a loan from the broker to the Officer necessary to pay the exercise price. The Officer shall be eligible to receive additional grants of options to purchase common stock under the Equity Incentive Plan at the discretion of the Compensation and Incentive Committee of the Board of Directors.

     e.        Other Perquisites.  The Officer shall be entitled to
               -----------------
          expense reimbursements, vacation and other benefits in accordance with the practices of the Corporation.

4.        Compensation Upon Termination.
          -----------------------------

     a.        Calculation and Payment of Compensation.
               ---------------------------------------

               (1)       In the event the Officer's employment is
                    terminated under Sections 2.c., 2.g. or 2.h., the parties acknowledge that the Officer will sustain actual damages, the amount of which is indefinite, uncertain and difficult of exact ascertainment because of the uncertainties of successfully relocating and seeking a comparable position. In order to avoid dispute as to the amount of such damages and the mutual expense and inconvenience such dispute would entail, the Corporation and the Officer have agreed hereby that the Corporation shall pay to the Officer compensation as provided in Sections 4.a.(2) or 4.a.(3), as applicable. It is hereby agreed that in the event of such termination by the Corporation, the Officer shall receive such amounts as herein provided, not as a penalty, but as the Officer's agreed compensation and sole damages for the termination of this Agreement, in lieu of the Officer's proof of his actual damages on that account. All such compensation shall be without prejudice to the Officer's right to receive all Accrued Compensation (as defined in Section 2.c.) earned and unpaid up to the time of termination.

               (2)       In the event the Corporation or the Officer
                    terminates the Officer's employment at any time prior to the end of the Term pursuant to Section 2.c. or 2.h., then the Corporation shall pay compensation in an amount equal to the Officer's Base Salary (at the rate payable at the time of such termination) for the balance of the Term on the dates specified in Section 3.a., plus a bonus for each year (or pro rata part thereof) remaining in the Term equal to the average annualized bonus received by the Officer prior to termination (or pro rata portion thereof).

               (3)        In the event the Officer's employment is
                    terminated at any time prior to the end of the Term pursuant to

                    Section 2.g., then the Corporation (i) shall pay to the Officer in a lump sum in cash within five
                    (5) days of the date of termination an amount equal to three times the sum of (x) the Officer's Base Salary (calculated at the rate of his Base Salary for the 12 months preceding the date of termination) plus (y) a bonus equal to the average annualized bonus received by the Officer prior to termination and (ii) shall accelerate the exercise dates of any outstanding options of the Officer or make all of the Officer's options fully vested and exercisable.

               (4)       Following a termination under Sections 2.c.
                    or 2.h., the Officer may in the Officer's sole discretion, by delivery of a notice to the Corporation within thirty (30) days following such termination, elect to receive from the Corporation a lump sum payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Officer pursuant to Section 4.a. Such present value shall be determined as of the date of delivery of the notice of election of the Officer and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury Bills, as reported in the Wall Street Journal (or similar publication) on the date of delivery of the election notice.
                    If the Officer elects to receive a lump sum payment pursuant to this Section 4.a.(4), the Corporation shall make such payment to the Officer within sixty (60) days following the date on which the Officer notifies the Corporation of the Officer's election.

               (5)       No deduction shall be made by the Corporation
                    under this Section 4.a. for any compensation earned by the Officer from any other employment or for any other monies otherwise received by the Officer from any third parties subsequent to termination of employment hereunder.

5.        Protection for Corporation.
          --------------------------

          5.1  Confidentiality.  The Officer shall not, during his
               ---------------
employment by the Corporation or at any time thereafter, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Corporation, its directors or officers (otherwise than in the regular course of the business of the Corporation), any knowledge or information regarding any confidential or secret activities, prospects, technical data, analyses or interpretations, projects, plans, reports, customer names or lists, financial or marketing information or documentary material relating to the existing or planned business or activities of the Corporation, including, without limitation, any information which is a trade secret. The Officer, upon leaving the employ of the Corporation, shall not take with him or retain any books, records, data, reports, letters, memoranda, notes or other writings or documents whatsoever, or copies thereof, which reflect or deal with any secret, proprietary or confidential information or material relating to the business or activities of the Corporation. The obligations of the Officer under this Section 5.1 shall not apply to (i) information which at the time of disclosure is readily available to the public; (ii) information which is or becomes available to the general public other than through acts or omissions attributable to the Officer; or (iii) information obtained from a third party who is lawfully in possession of the same other than through a breach of a confidentiality or nonuse obligation owed to the Corporation or others with respect to that information.

          5.2  Non-Interference.
               ----------------

               (a) During his employment hereunder the Officer shall not directly or indirectly, unless the Corporation gives its prior written consent:

                    (i) consult with, act as agent for, or otherwise assist any Competitor to compete or prepare to compete with the Corporation in any of the Corporation's then businesses;

                    (ii) own any interest (other than a passive investment interest of not more than 5% of the voting securities) in any Competitor; or

                   (iii) take any action specifically intended to divert from the Corporation to any Competitor any opportunity which would be within the scope of the Corporation's then business.

               (b) For purposes of this Agreement, a "Competitor" means any entity which at relevant times engages or is making plans to engage, in whole or in part, in the oil and gas business.

          5.3  Remedies.  The Officer acknowledges that the
               --------
Corporation would be greatly injured by, and have no adequate remedy at law for, breach of the duties set forth in Article 5 duties. The Officer therefore consents that if such breach occurs or is threatened, whether before or after termination of his employment, the Corporation may, as appropriate and in addition to all other then available remedies, enjoin him (together with all persons acting in concert with him) from such breach or threatened breach. If the Corporation prevails in such litigation, the Corporation shall also be entitled to collect from the Officer the court costs, attorneys' and experts' fees and other expenses of enforcing this Agreement and obtaining such other relief as the court may grant.

          5.4  Post-Employment Right to Compete.  If the Officer
               --------------------------------
terminates his employment pursuant to Section 2.f., he shall not compete with the Corporation in pursuit of any corporate opportunity of which the Officer became aware during his employment with the Corporation, or assist a Competitor in so competing, for a period of two years following the Officer's termination. The Officer agrees that this provision is reasonable in scope and term and that it is necessary to protect the Corporation.

6.        Miscellaneous.
          -------------

          6.1  Severability.  Should a court or other body of
               ------------
competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

          6.2  Withholdings.  All compensation and benefits to the
               ------------
Officer hereunder, including, without limitation, those payments contemplated by Article 4, shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

          6.3  Arbitration.  Except as provided in Section 5.3, the
               -----------
parties hereby submit all controversies, claims and matters of difference in any way related to this Agreement or the performance or breach of the whole or any part hereof to arbitration by three arbitrators in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force.
If such rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such controversy, claim or matter of difference shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable.

     Within 30 days of the receipt by one party of a written notice to arbitrate delivered by the other party, each party shall select one arbitrator by written notice to the other party. Within 30 days of the delivery of both notices, the two arbitrators will select a third arbitrator. If the two cannot agree on such third arbitrator, the selection of a third arbitrator shall be made by the Chief Judge of the U.S. District Court for the District of Colorado or, if such judge refuses to act, such selection shall be made in accordance with the procedures of the American Arbitration Association.

          Awards shall be final and binding on all parties to the extent and in the manner provided by Colorado law. Each award shall expressly entitle the prevailing party to recover such party's attorneys' fees and costs, and the award shall specifically allocate such fees and costs between the parties. All awards may be filed by any party with the Clerk of the District Court in the City and County of Denver, Colorado, and an appropriate judgment entered thereon and execution issued therefor. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefor, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or its property.

          6.4  Entire Agreement; Modifications.  This Agreement
               -------------------------------
represents the entire agreement between the parties and may be amended, modified, superseded, or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall not affect the right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

          6.5  Applicable Law.  This Agreement shall be construed
               --------------
under and governed by the laws of the State of Colorado.

          IN WITNESS WHEREOF, the parties have executed this Agreement as first set forth above.


                                        BASIN EXPLORATION, INC.



                                        -----------------------------
                                        By:     Michael S. Smith
                                        Title:  President and C.E.O.






                                        ------------------------------
                                        Thomas J. Corley